Ex. 99.1

NEWS…	Contact:	Robert S. Merritt
January 27, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, January 27, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended January 22, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended January 22, 2005	Company- owned	Franchised and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	2.9%	5.0%		3.2%
Carrabba’s Italian Grills	4.8%	n/a		4.8%
Fleming’s Prime Steakhouse and Wine Bars	11.8%	n/a		11.8%
Roy’s	1.7%	n/a		1.7%
Bonefish Grills	1.7%	19.7%	(1)	2.2%
Domestic average unit volumes
Outback Steakhouses	2.4%	7.1%		3.0%
Carrabba’s Italian Grills	1.6%	n/a		1.6%
Fleming’s Prime Steakhouse and Wine Bars	5.5%	n/a		5.5%
Roy’s	2.2%	n/a		2.2%
Bonefish Grills	-1.3%	-3.7%	(1)	-0.8%

(1)	Represents one restaurant for comparable store sales and four restaurants for average unit volumes.

The Company noted that comparable store sales in the last week of the period were negatively affected by severe winter weather in the Northeast, particularly at its Outback Steakhouse restaurants, which have a higher concentration in that area compared to the Company’s other concepts.

More…

STORE INFORMATION

	Restaurants opened during the month ended January 31, 2005	Restaurants open as of January 31, 2005
Outback Steakhouses
Company-owned - domestic	-	652
Company-owned - international	2	71
Franchised and development joint venture - domestic	-	104
Franchised and development joint venture - international	1	57
Total	3	884
Carrabba's Italian Grills
Company-owned	3	171
Bonefish Grills
Company-owned	3	62
Franchised	-	4
Total	3	66
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	31
Roy’s
Company-owned	-	18
Lee Roy Selmon’s
Company-owned	-	2
Cheeseburger in Paradise
Company-owned	1	11
Paul Lee’s Chinese Kitchens
Company-owned	-	2

System-wide total	10	1,185

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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